SYSTRAN FINANCIAL SERVICES CORPORATION RECEIVABLES PURCHASE AGREEMENT

This Receivables Purchase Agreement dated June 23, 2006 (the "Agreement") is between SYSTRAN Financial Services Corporation ("SYSTRAN") and its successor or assigns and Galaxy Nutritional Foods, Inc. (the "Customer"), whose addresses are set forth on the last page hereof. This Agreement is an amendment and restatement of the terms and conditions of the Loan and Security Agreement between Textron Financial Corporation, as Lender, and Galaxy Nutritional Foods, Inc., as Borrower, dated as of May 27, 2003 (including any amendments or supplements thereto, the "Original Agreement") and transaction documents related thereto (the "Transaction Documents"). The execution and delivery of this Agreement and any additional transaction documents shall not in any circumstances be deemed to have terminated, released, extinguished or discharged the Obligation of any Borrower, the Obligations of any guarantor, or the Collateral therefore, all of which Obligations and Collateral shall continue under and be governed by this Agreement and the transaction documents related hereto. To the extent of any inconsistencies, the terms of this Agreement shall control. This Agreement is not intended to be nor shall it constitute a novation or accord and satisfaction of the Original Agreement or Transaction Documents or of the obligations secured thereby. Customer hereby restates, ratifies, confirms and approves the Original Agreement and Transaction Documents, as amended and restated herein, and Customer agrees that the Transaction Documents, as so amended and restated, constitute the valid and binding obligation and agreement of Customer enforceable by Lender in accordance with their respective terms. All terms used in this Agreement and defined in the Uniform Commercial Code as in effect from time to time in Oregon (the "UCC") and not otherwise defined herein will have the meanings assigned to such terms in the UCC. References to a "person" in this Agreement are not limited to individuals, but also include any corporation, partnership, limited liability company, trust or any other entity. References to "including" in this Agreement will mean "including, but not limited to" and "including, without limitation".

1.    DEFINITIONS

      All capitalized terms used and not defined in this Agreement shall have the meaning in the Uniform Commercial Code as in effect from time to time in Oregon (the "UCC"). The following terms shall have the following meaning.

      (a) "Bill(s)" means any right to payment for services rendered or goods sold by Customer to a Debtor evidenced by a writing which complies with the general requirements of SYSTRAN as those may be set forth in the Customer Information Manual, as described in Paragraph 2.5.

      (b) "Chargeback" the debit of the uncollected amount of a Bill or a "Special Purchase Bill(s)" to a Customer's account.

      (c) "Commencement Date" means the date that the Customer first receives funds from SYSTRAN pursuant to the terms of the Agreement.

      (d)   "Commercial Account" means any non "Transportation Account".

      (e)   "Debtor" means a person or entity obligated to pay a Bill.

      (f) "Maximum Approved Credit Line" means the amount of credit that is approved for Customer by SYSTRAN inclusive of deposit and advances against purchases of Bills that Customer's total account is not to exceed. The Maximum Approved Credit Line is $3,500,000, or such lesser or greater amount as shall be agreed upon from time to time in writing by Customer and SYSTRAN.

      (g) "Maximum Debtor Credit Limit" means the maximum outstanding dollar amount and/or percentage concentration of Customer's unpaid Bills open with SYSTRAN owing by an individual Debtor and/or its affiliates at any given time under the term of the Agreement.

      (h)   [Intentionally deleted.]

      (i) "Obligation" means all indebtedness, liabilities and obligations whatsoever and of whatever nature owed by Customer to SYSTRAN, or any of its affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and how ever evidenced or acquired, whether joint or several or joint and several.

      (j) "Recourse" means the right to Chargeback a Bill(s) or "Special Purchase Bill(s)" to Customer.

      (k) "Special Purchase Bill(s)" means the purchase by SYSTRAN of Customer's outstanding and unpaid Bills that have either been previously billed by Customer, financed by a lender, or sold and assigned to another company who buys Bills. Special Purchase Bills shall be subject to all provisions of this Agreement.

      (l) "Transportation Account" means any Debtor doing business primarily with any aspect of the transportation industry such as freight carriers, brokers, forwarders, consolidators, and rail agents with the exception of steamship companies.

2.    PURCHASE OF BILLS

      2.1 SYSTRAN, at its sole discretion, may purchase such Bills. Bill(s) and or Special Purchase Bill(s) shall herein collectively be referred to as "The Bill(s)". Customer shall submit to SYSTRAN an original and one (1) copy, along with any document which SYSTRAN deems necessary, of each Bill which shall be attached to a schedule form provided by SYSTRAN. Should any Debtor require any additional documentation as a prerequisite to payment, Customer will also provide such documentation with each Bill. For a Transportation Account, Customer shall also submit one (1) copy of the respective bill of lading. The bill of lading must be signed by the Customer, the shipper, and the consignee if the consignee's signature is necessary for payment.

      2.2 SYSTRAN will settle with the Customer by providing to Customer by U.S. Mail, electronic mail, or via facsimile a settlement statement setting forth The Bill(s) and/or Special Purchase Bills purchased, the amount paid, and any deductions made for fees, charges or the "Deposit" and deposit funds as follows:
|_| Deliver overnight funds due Customer via Federal Express next day service air. |X| Wire transfer funds due Customer into bank account specified by Customer on wire authorization form. |_| ACH funds due Customer.

      2.3 Any payment to Customer may be reduced by SYSTRAN by any amount due from Customer to SYSTRAN, including but not limited to Chargebacks, fees and costs.

      2.4 Customer shall direct all Debtors to remit Bill payments to an address designated by SYSTRAN. As of the date of this Agreement, the address designated by SYSTRAN is the address set forth in the Addendum attached hereto, provided that SYSTRAN may change such designated address upon giving notice to Customer. Subject to the terms of the Addendum attached hereto, SYSTRAN may give notice to the Debtors of the assignment of The Bill(s) by placing a legend on The Bill(s) stating The Bill(s) have been sold and assigned to SYSTRAN and are payable to SYSTRAN at an address designated by SYSTRAN. Customer will not attempt to direct payment to any place other than to the SYSTRAN designated address. Customer agrees to pay all costs and expenses incurred by SYSTRAN in giving such notice. All proceeds of The Bill(s) received by Customer shall be delivered immediately to SYSTRAN in the identical form of payment received by Customer. In the event that Customer collects directly from the Debtor, The Bill(s) which have been sold to SYSTRAN and Customer does not deliver immediately to SYSTRAN the identical form of payment received by Customer, Customer will be charged an administrative fee equal to fifteen percent (15%) of the face amount of The
Bill(s) collected directly. Customer agrees that any collection directly from the Debtor by Customer of The Bill(s) which have been sold to SYSTRAN will be considered a default under the terms of this Agreement.

      2.5 SYSTRAN has or will provide to Customer a Customer Information Manual, which is a guide to policy and procedures concerning daily submission of The Bill(s), collection efforts, and other matters. The Customer Information Manual (the "Manual") is not part of this Agreement. The procedures set forth in the Manual are only guidelines to ensure the efficient operation of SYSTRAN's purchase of The Bill(s). SYSTRAN may change any procedure in the Manual at any time, and may choose not to follow procedures in the Manual at its discretion.

3.    FEE(S)

      3.1 SERVICE FEE(S). Customer shall pay a fee of the face amount on all of The Bill(s) purchased by SYSTRAN as reflected on Exhibit A attached hereto (the "Service Fee(s)"). The Service Fee(s) shall be payable upon the purchase of any of The Bill (s) by SYSTRAN, and SYSTRAN may collect Service Fee(s) either from payments owed to Customer or may bill the Customer periodically. SYSTRAN may, upon prior notice to Customer, change any fee and such change shall be effective upon receipt of the notice to Customer; provided, that SYSTRAN may change the amount of any fee caused by a change in SYSTRAN's cost of funds without prior notice to Customer, but must notify Customer of such change on Customer's next settlement statement. A fee change due to a change in cost of funds will be effective upon the date of the change which will be reflected on Customer's settlement statement. If, at any time during the term of this Agreement, there is an event of default by Customer including, but not limited to, a Federal Tax Lien filed against and attaching to the property of Customer, and the tax lien is satisfied to allow continued funding pursuant to this Agreement, SYSTRAN shall increase all of Customer's Service Fee(s) by no less than one-half of one percent (0.5%) discount fee on the face of The Bill(s).


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      3.2 MONTHLY  SERVICE FEE.  SYSTRAN  shall charge and Customer  shall pay a monthly service fee (the "Monthly Service Fee"), to be charged on the first day of funding to Customer by SYSTRAN and on the first day of each calendar month of the Agreement thereafter for the remaining months of the term. The Monthly Service Fee shall be assessed in addition to the Service Fees and shall be $1,500.00. For purposes of accruing the Monthly Service Fee, any partial month shall constitute a full month.

      3.3 ADDITIONAL SERVICES and VALUE FEES. From time to time during the term of this Agreement, Customer may request SYSTRAN to provide additional services and/or incur additional risk. Such additional services and/or additional risk shall include but not be limited to advances to the Customer by SYSTRAN which are not in conformity with the terms of the Agreement, extension of Customer's contractual recourse under the Agreement, purchases by SYSTRAN of bills which are outside of the formulas and calculations defined in the Agreement (hereinafter such services shall be collectively referred to as the "Additional Services"). Customer shall pay SYSTRAN the cost for added value for such Additional Services (hereinafter referred to as the "Value Fee (s)"). The Values Fee(s) will be reflected on Customer's daily settlement statement.

4.    DEPOSIT

      4.1 In order to secure Customer's Obligations hereunder, Customer shall deliver to SYSTRAN a deposit equal to twenty-two percent (22%) of Customer's Bills that are ninety (90) days old or less computed from date of purchase ("Deposit"); provided, however, if Customer's actual dilution rate with respect to The Bills is 10% or below for the two months ending July 31, 2006, and Customer has not breached any term or condition of the Agreement, SYSTRAN in its sole discretion may decrease the Deposit to twenty percent (20%) of such Customer's Bills. In addition to the Deposit referenced above, Customer shall deliver to and SYSTRAN shall at all times maintain a deposit equal to $100,000.00 which SYSTRAN may increase or decrease at its sole discretion. Amounts held by SYSTRAN in excess of the deposits provided for herein shall be repaid promptly to Customer.

      4.2 ADJUSTMENT OF DEPOSIT. The amount of Customer's Deposit will be reviewed and, if necessary, adjusted each day. Increases in the amount of Customer's Deposit will be withheld by SYSTRAN from payments to Customer. If sufficient Bills are not purchased to fund the increase, Customer will pay the amount of the increase upon demand. Decreases will be repaid promptly to Customer from Customer's Deposit amount.

      4.3 REPAYMENT OF DEPOSIT. Upon termination of the Agreement, (a) SYSTRAN may increase the Deposit percentage to 100%, in its sole discretion, and (b) all other sums that may become due to Customer by SYSTRAN will be included in the Deposit. Any shortfall in the Deposit shall bear interest at the rate of four percent (4%) per month.

5.    SECURITY INTEREST

      5.1 The purchase of The Bill(s) of Customer by SYSTRAN is absolute, subject to the right to Chargeback. In no event shall the purchase of Bills hereunder be construed as a loan. In addition to the outright ownership of The Bill(s) purchased by SYSTRAN, to secure the payment and performance of Customer's Obligations to SYSTRAN, Customer grants SYSTRAN a security interest in, and lien on, any and all now owned or hereafter acquired or created assets of Customer, including without limitation all Customer's present and future Bill(s) and Special Purchase Bill(s), Accounts, Inventory, Deposit Accounts, Chattel Paper, General Intangibles, Goods, Equipment, Instruments, Investment Property, Documents, Letter-of-Credit-Rights, Commercial Tort Claims, money, real estate and fixtures, and the Proceeds of the foregoing, including Proceeds in the form of Inventory and/or Goods, whether tangible or intangible, wherever located together with any and all cash and Noncash Proceeds and products and Accessions of the forgoing (the "Collateral").

      5.2 FINANCING STATEMENTS. Customer shall not execute or file any financing statement, supplements or amendments thereto, or any other instruments or security agreement covering the Collateral described above in favor of anyone other than SYSTRAN. Customer shall execute and deliver to SYSTRAN any financing statements, title documents, supplements hereunder or the priority of such security interest. CUSTOMER AUTHORIZES SYSTRAN TO SIGN ITS NAME TO ANY SUCH FINANCING STATEMENT AND FILE SAME IN CUSTOMER'S NAME COVERING THE COLLATERAL. Customer shall pay all costs of filing such statements or instruments with appropriate governmental authorities together with the costs of all lien searches. Customer agrees that either a carbon, photocopy, or other reproduction of this Agreement is sufficient as a financing statement under this Agreement.

      5.3 SYSTRAN may, in its sole discretion, elect to discharge any security interest, lien or other encumbrance upon any of The Bill(s) for services rendered or goods sold purchased by SYSTRAN. Any such payments and all expenses incurred in connection therewith shall be treated as a Chargeback. Notwithstanding the foregoing, SYSTRAN shall have no obligation to discharge any such security interest, lien or encumbrance.

6.    RECOURSE, DISPUTES AND CHARGEBACKS

      6.1 All of The Bill(s) are purchased by SYSTRAN from Customer with Recourse. All of The Bill(s) may be Chargedback to Customer at any time after ninety (90) days for a Commercial Account and steamship companies, and ninety
(90) days for Transportation Account(s) after the purchase date of The Bill(s) if not collected from Debtor within such period or at any time, if SYSTRAN determines, in its sole discretion, that The Bill(s) is not collectible. All of The Bill(s) owing by Canadian Debtors or logistics companies are subject to Chargeback ninety (90) days from the date of purchase by SYSTRAN. All Special Purchase Bills are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN. SYSTRAN shall not deem a disputed Bill or Special Purchase Bill uncollectable without allowing Customer a reasonable time to settle the dispute not to exceed fourteen (14) days from notice of dispute. It is within SYSTRAN's discretion as to when The Bill(s) over such time periods may be Chargedback to Customer.

      6.2 SYSTRAN reserves the right, however, from time to time and at its absolute discretion, to Chargeback to Customer any of The Bill(s) which do not conform to the representations and warranties set forth in the Agreement or are discovered not to conform with the reasonable standards which SYSTRAN may set for The Bill(s). SYSTRAN shall have a continuing security interest in any and all of The Bill(s) which are Chargedback to the Customer. Customer may collect Chargeback Bills unless otherwise notified by SYSTRAN to the contrary.

      6.3 COLLECTION OF BILLS. SYSTRAN may, but is not required to, commence any action, including legal action, to collect The Bill(s). All costs of collection, including reasonable attorney fees, court fees, and costs of investigation, will be charged to the Customer. Prior to any event of default by a Debtor, SYSTRAN will commence litigation only with Customer's authorization. Subsequent to an event of default, SYSTRAN may file suit as it deems necessary without Customer's authorization. In the event of default, Customer hereby grants authorization to SYSTRAN to settle or compromise any freight bill dispute, including litigation, with any uncollected amount being subject to Chargeback, together with all other amounts for which Customer is obligated to SYSTRAN.

6.4 CLEARANCE DAYS. Clearance Days shall mean (i) one (1) business days for checks drawn on banks located within the United States and for all electronic funds transfers, and (ii) one (1) business days for all other payments. For all purposes and computations under this Agreement, Clearance Days will be based on Prime and added to the date on which any payment is received by SYSTRAN.


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

7.    WARRANTIES AND REPRESENTATIONS

      7.1 Customer warrants and represents with respect to all of The Bill(s) sold to SYSTRAN that (a) The Bill(s) are genuine and in all respects what they purport to be; (b) Customer has good title to The Bill(s) and The Bill(s) are free and clear of all encumbrances, liens and prior claims, and that the Customer has the legal right to sell The Bill(s); (c) Customer has no knowledge of any fact which may impair the validity of The Bill(s) or make them uncollectible in accordance with its terms and face amount (other than contras related to bill backs and promotions not to exceed Customer's actual dilution rate with respect to The Bills, measured in the aggregate, provided that such dilution is less than or equal to that portion of the Deposit for such Bill withheld by SYSTRAN pursuant to Section 4.1); (d) for transportation Customers, The Bill(s) were made in accordance with the laws and the regulations of the Federal Highway Administration or other federal regulatory agency, and the appropriate state regulatory commission or made according to lawful and valid contracts which Customer has executed; (e) for transportation Customers, The Bill(s) are supported by lawful, effective and complete bills of lading or other contract of carriage together with bona fide, genuine, valid and signed delivery receipts, and Customer will not modify or delete any of the terms of the original Bills or Special Purchase Bills or bill of lading with respect to same;
(f) there are no counterclaims or setoffs or defenses existing in favor of the Debtor, whether arising from the services provided or goods sold which are the subject of The Bill(s) or otherwise and there has been no agreement as to the issuance or granting of any discount on The Bill(s) (other than contras related to bill backs and promotions not to exceed Customer's actual dilution rate with respect to The Bills, measured in the aggregate, provided that such dilution is less than or equal to that portion of the Deposit for such Bill withheld by SYSTRAN pursuant to Section 4.1); (g) The Bill(s) are not a duplicate of and do not cover the same services provided or goods sold as a Bill or Special Purchase Bill previously purchased by SYSTRAN from the Customer or billed directly by the Customer to the Debtor; (h) Customer does not own, control, or exercise dominion over the business of any Debtor whose Bills or Special Purchase Bills are sold and assigned by Customer to SYSTRAN, Customer is not a subsidiary of any Debtor and no Debtors control or exercise dominion over the business of Customer; (i) Customer will not under any circumstances or in any manner whatsoever interfere with any of SYSTRAN's rights under this Agreement in connection with SYSTRAN's purchase of The Bill(s); (j) Customer has not and will not pledge the credit of SYSTRAN to any person or business for any purpose whatsoever; (k) for non-transportation Customers, until the sale by Customer to Debtor of the goods described in The Bill(s), Customer had good title to the goods sold, the goods were free of all encumbrances, liens and prior claims, and Customer had the legal right to sell the goods; and (l) the Debtor is located in the United States of America or in any of the following provinces of Canada: Ontario, Nova Scotia, Newfoundland, Labrador, Alberta, Manitoba, Saskatchewan, British Columbia, Prince Edward Island and the Yukon Territory.

      7.2 If the Customer is a corporation, partnership or limited liability company, it is duly organized, existing, and in good standing under the laws of Delaware. If Customer represents him or herself to be a sole proprietorship or a partnership, such representation shall be deemed conclusive and binding upon Customer. Customer is duly qualified to do business and is in good standing in every other state in which such qualification is required. If Customer is a corporation, partnership or limited liability company, execution, delivery and performance hereof are within its corporate or entity powers, have been duly authorized, and are not in contradiction of law or the terms of its charter, by-laws, partnership agreement, operating agreement or other entity papers, or any indenture, agreement or undertaking to which it is a party or by which it is bound. In addition, the Customer has all licenses and certificates necessary for the operation of its business and the issuance of The Bill(s).

8.    AUTHORITY

      Subject to the terms of this Agreement (including the Addendum attached hereto), Customer irrevocably authorizes SYSTRAN or any person designated by SYSTRAN to: bill, receive and collect all amounts which may be due or become due to Customer from Debtors and to use Customer's name for purposes of billing and collection of amounts due; delete Customer's address on all invoices mailed to Debtor and substitute SYSTRAN's address; receive, open and dispose of all mail addressed to Customer or Customer's trade name at SYSTRAN's address; negotiate checks received in payment whether payable to Customer or to SYSTRAN, endorse the name of Customer or Customer's trade name on any checks or other evidences of payment that may come into the possession of SYSTRAN on The Bill(s) purchased by SYSTRAN and on any invoices or other document relating to any of The Bill(s); in Customer's name, or otherwise, demand, sue for, collect and get or give releases for any and all monies due or to become due on The Bill(s); compromise, prosecute, or defend any action, claim or proceeding as to The Bill(s) purchased by SYSTRAN; take all steps necessary to ensure payment of such amounts due and do any and all things in Customer's name necessary and proper to carry out the purpose intended by this Agreement.

9.    ADDITIONAL DOCUMENTS

      The Customer shall execute and deliver all such additional and further instruments as may be reasonably requested by SYSTRAN in order to more completely vest in and assure to SYSTRAN and make available to it, the property and rights herewith or hereafter granted or assigned and transferred to SYSTRAN as Collateral and to evidence the sale of The Bill(s) to SYSTRAN and to carry into effect the provisions and intent of this Agreement.

10.   LOCATION OF BOOKS AND RECORDS, PLACE OF BUSINESS

      Customer's place of business is the one set forth in this Agreement and all of its books, accounts, correspondence, papers and records pertaining to the services performed or sales of products are located there, and all such books, accounts, correspondence, papers and records will be opened for SYSTRAN's inspection at all reasonable times.

11.   INDEMNIFICATION OF SYSTRAN; SALES AND EXCISE TAXES

      Customer will indemnify and hold SYSTRAN harmless against any and all liability, loss or expense, including attorney's fees and costs, caused by or arising out of any claims or alleged claims asserted relating in any manner to The Bill(s) purchased by SYSTRAN hereunder or subject to SYSTRAN's security interest, including, but not limited to, claims asserted against SYSTRAN pursuant to Chapter 5, Title 11 of the United States Code. In the event any sales or excise taxes are imposed by any state, federal or local authorities with respect to any of The Bill(s) sold and assigned hereunder, where such taxes are required to be withheld or paid by SYSTRAN, Customer shall also indemnify SYSTRAN and hold it harmless with respect to all such taxes and hereby authorizes SYSTRAN to charge to Customer's account any such tax that is paid or withheld by SYSTRAN. SYSTRAN may charge the Deposit or initiate legal proceedings to collect any amount due under this paragraph. The Customer shall not be responsible for any loss, damage or expense caused by SYSTRAN's gross negligence or willful misconduct in its performance of its obligations under the Agreement. This paragraph shall survive and remain effective following the termination of the Agreement.

12.   FINANCIAL INFORMATION

      So long as Customer factors or has any absolute or contingent obligation of any kind owing to SYSTRAN, the Customer will provide information regarding the business, affairs and financial condition of Customer and its subsidiaries as SYSTRAN may reasonably request, including financial statements.

13.   BANKRUPTCY

      Customer agrees to notify SYSTRAN of any voluntary or involuntary bankruptcy petition filed by or against it or any guarantor within twenty-four
(24) hours of such filing.

14.   REORGANIZATION, ACQUISITIONS, CHANGE OF NAME OR LOCATION

      Customer will not, and will not permit any subsidiary to merge or consolidate with or into any corporation or other entity, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired. Customer shall notify SYSTRAN in writing not less than thirty (30) days prior to (a) any change of its name or use of any trade names; or (b) any change in the address of the chief executive office and/or chief place of business of Customer or the location of any records pertaining to The Bill(s).


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

15.   LITIGATION

      Except as disclosed in writing, Customer represents and warrants to SYSTRAN as follows: There are no suits or proceedings pending or to the knowledge of Customer, threatened against or affecting Customer or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the financial condition or business of Customer and its subsidiaries and there are no proceedings by or before any governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Customer, threatened, against Customer or any of its subsidiaries. Further, Except as disclosed in writing, Customer represents and warrants there is no claim, loss contingency, or proceeding, whether or not pending, threatened or imminent, against or otherwise affecting Customer that involves the possibility of any judgment or liability not fully covered by insurance or that may result in a material adverse change in the business, properties, or condition, financial or otherwise, of Customer.

16.   TRADE NAMES

      Customer represents and warrants to SYSTRAN that it utilizes no trade names or assumed business names in the conduct of its business exceptas disclosed in the Exhibit B attached hereto.

17.   TAXES

      Customer represents and warrants to SYSTRAN that: Customer has filed all federal, state, and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments, and other governmental charges.

18.   TERM AND TERMINATION

      18.1 This Agreement is for a term of thirty-six (36) full months to begin on the Commencement Date as defined in paragraph 1(c) herein. The term of this Agreement shall renew automatically for consecutive twelve (12) month terms unless sooner terminated in accordance with the terms of the Agreement. Customer or SYSTRAN may terminate this Agreement effective at the end of any term by giving thirty (30) days prior written notice to the other party at the address set forth for such party in this Agreement. Customer may continue to offer any of The Bill(s) to SYSTRAN during such thirty (30) day period. SYSTRAN may terminate this Agreement at any time following the occurrence of an event of default.

      18.2 All of Customer's representations, warranties, and other provisions of this Agreement shall survive such termination until SYSTRAN has been paid in full and Customer has fully performed all of its obligations. In addition, should any transfer of money or property to SYSTRAN hereunder be avoided in a bankruptcy proceeding involving Customer, any Debtor of Customer, or otherwise, then Customer's Obligations hereunder shall be reinstated and/or supplemented to the extent of the avoided transfer, whether or not this Agreement has otherwise been terminated.

      18.3 Notwithstanding the foregoing, Customer has the option to terminate this Agreement prior to the end of any term by giving SYSTRAN thirty (30) days prior written notice. Customer may continue to offer any of The Bill(s) to SYSTRAN during such thirty (30) day period. Customer shall be deemed to have terminated this Agreement prior to the end of any term on the date that Customer shall have ceased presenting The Bill(s) to SYSTRAN in the normal course for an uninterrupted period of thirty (30) days ("Deemed Termination"). Upon notice of early termination, or the date of a Deemed Termination by Customer, prior to the end of any term, whether or not Customer continues to offer The Bill(s) to SYSTRAN during the thirty (30) day notice period applicable to Customer, Customer shall be obligated to pay to SYSTRAN, and Customer's Deposit may be charged, an early termination premium ("Early Termination Premium") in an amount equal to three percent (3%) of the Maximum Approved Credit Line if terminated on or prior to the first anniversary of the date of closing; or one percent (1%) of the Maximum Approved Credit Line if terminated after the first anniversary of the date of closing and thereafter, unless sooner terminated pursuant to the terms hereof.

      18.4 The termination date shall be thirty (30) days after SYSTRAN's receipt of the termination notice or on the Deemed Termination date, unless a termination notice specifies a date that is more than thirty (30) days but less than sixty (60) days after SYSTRAN's receipt of the termination notice. Upon payment in full of all Customer's obligations to SYSTRAN, the Deposits referenced in this Agreement shall be repaid to Customer.

      18.5 If SYSTRAN terminates this Agreement prior to the end of any term upon any default in the performance of Customer under this Agreement, in view of the impracticality and extreme difficulty in ascertaining actual damages and by mutual agreement of the parties as to the reasonable calculation of SYSTRAN's lost profits as a result thereof, Customer shall be obligated to pay SYSTRAN upon the effective date of such termination, and Customer's Deposit may be charged, a premium in an amount equal to the Early Termination Premium as set forth above. If Customer terminates this Agreement pursuant to the terms thereof, Customer shall immediately remit and pay to SYSTRAN, at the time of termination, all Obligations due and owing to SYSTRAN and/or its affiliates by Customer, under this and any other Agreement.

19.   EVENTS OF DEFAULT

      19.1 The  following  shall be  events of  default  under the terms of this
Agreement: (a) default by Customer in the payment and/or performance of any Obligation to SYSTRAN or any other financial institution, creditor, or bank; (b) Customer agrees to the appointment of a receiver for its assets, makes general assignment for the benefit of creditors or declares that it is unable to pay its debts as they mature; (c) Customer files a proceeding under any law for the relief of Debtors, including but not limited to, Title 11 of the United States Code, referred to as "The Bankruptcy Code" or any other similar law which may exist; (d) any involuntary petition under the Bankruptcy Code or similar statute has been filed against the Customer and not dismissed within sixty (60) days after filing without the entry of an order for relief; (e) the issuance of an attachment, execution, tax assessment or similar process against the Customer or its property or any guarantor (or its property) which is not released within ten
(10) days of its attachment; and (f) any change in the conditions, financial or otherwise, of the Customer which reasonably causes SYSTRAN to deem itself insecure.

      19.2 In addition to all other remedies provided by law, upon the occurrence of an event of default, SYSTRAN may immediately, and without notice to the Customer, increase the amount of the Deposit required under Section 4 of this Agreement to one hundred percent (100%) of the outstanding amount of Bills purchased from the Customer ("100% Deposit"), and the Customer shall immediately deliver to SYSTRAN funds sufficient to create this 100% Deposit.

      19.3 SYSTRAN may, upon default under the Agreement or any of the agreements, collect any Obligation owing to SYSTRAN or any of its affiliates by debiting Customer's account, attach any funds owing to Customer by SYSTRAN or its affiliates, and exercise any other remedy available to SYSTRAN under the Agreements or at law. Any deficiency arising under this Agreement shall accrue interest at the annual rate equivalent to the greater of twelve percent (12%) or the Prime Plus Fee, from the date the deficiency is incurred.

20.   EXPENSES

      20.1 Customer shall reimburse SYSTRAN for all fees, costs and expenses reasonably incurred by SYSTRAN in relation to this Agreement. SYSTRAN may, at any time, and without regard to any remedy listed above, demand from Customer payment of the outstanding fees, costs and expenses.

      20.2 ATTORNEYS' FEES. With respect to any default under this Agreement, Customer shall reimburse SYSTRAN for all costs and expenses reasonably incurred by attorneys, including both SYSTRAN's in-house attorneys and outside attorneys' and paralegals' whether or not a lawsuit or other court action is actually filed in connection with the event of default. In the event that a suit, action, arbitration, or other proceeding of any nature, including, without limitation, any proceeding under The Bankruptcy Code, any action seeking a declaration of rights or an action for rescission is instituted to interpret or enforce this Agreement, including, but not limited to such fees and costs associated with trial and appeals, Customer agrees to pay the reasonable attorneys' fees incurred in connection with any such proceeding as awarded by the court.


PAGE 4 - RECEIVABLES PURCHASE AGREEMENT

      20.3 OTHER PROFESSIONALS AND EXPERTS. With respect to any event of default under this Agreement, SYSTRAN in its sole discretion may retain accountants, auditors, appraisers and other experts and the Customer agrees to pay the professional fees, expert fees and all other fees and costs reasonably and actually incurred in connection with the services provided.

      20.4 NO LIEN TERMINATION WITHOUT ADEQUATE ASSURANCE. Notwithstanding the payment in full of the Obligations, all accrued and unpaid fees, any Early Termination Premium, and satisfaction of all other non-contingent Obligations outstanding, SYSTRAN shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage SYSTRAN may incur as a result of dishonored checks or other items of payment received by Customer or any Debtor and applied to the Obligations, SYSTRAN shall (i) have received a written agreement, executed by Customer and by any person whose loans or other advances to Customer are used in whole or in part to satisfy the Obligations, indemnifying SYSTRAN from any such loss or damage; or (ii) have retained such monetary reserves and its security interest for such period of time as SYSTRAN, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. Upon payment in full of the Obligations, termination of the Agreement, and receipt of either item (i) or (ii) above, SYSTRAN shall provide written authorization to Customer or its designee to record or file satisfactions and terminations of all of SYSTRAN's liens and encumbrances on the Collateral, and shall provide its written consent to the termination of any deposit account control agreement entered into by Customer in favor of SYSTRAN.

      20.5 JURY TRIAL WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

21.   JURISDICTION AND VENUE

      This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state. Customer irrevocably agrees that any legal action or proceeding brought by or against Customer with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon. Customer consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah. This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Customer in the court of such other states or jurisdictions where Customer may be subject to jurisdiction. Customer expressly authorizes service of process in any such suit or action on its behalf upon Registered Agent: The Corporation Trust Company, at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or upon such other agent as SYSTRAN may approve in writing, as its agent for such purposes and that service may be deemed complete upon delivery via expedited national overnight delivery service.

22.   WAIVER, NOTICE

      The waiver by SYSTRAN of the breach of any term of this Agreement or of the compliance therewith shall not be construed as a waiver of any other breach or compliance. Notices from either party to the other shall be given in writing and mailed postage prepaid, registered or certified mail, or placed in the hands of a national overnight delivery service, addressed to the addresses set forth opposite each party's name below, or at such other address as either party may hereafter advise the other in writing.

23.   ASSIGNMENT

      Customer may not assign any of its rights or obligations hereunder. SYSTRAN may assign or grant a security interest in this Agreement or in any of The Bill(s) purchased by SYSTRAN. SYSTRAN may assign any of its rights and remedies with respect to The Bill(s) including the right to notify Debtors to make payment to SYSTRAN's assignee.

24.   SEVERABILITY

      The provisions of this Agreement are severable and if any of these provisions shall be held by any court of competent jurisdiction to be unenforceable such holding shall not affect or impair any other provisions hereof.

25.   COMPLETE UNDERSTANDING

      This Agreement comprises the complete understanding among the parties and may only be varied by a writing executed by the parties hereto. Paragraph headings are for convenience only.

26.   THIRD PARTY CONSULTATION

      Customer hereby agrees and acknowledges that it has had the opportunity to seek out and consult with legal counsel and/or independent business advisors of its own choosing in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement, or any part hereof to be drafted.

27.   NO OFFER/COMMITMENT

      The presentation of this Agreement to Customer does not constitute either an offer or commitment to purchase The Bill(s) or to extend credit to Customer.

28.   JOINT AND SEVERAL LIABILITY

      If more than one Customer executes this Agreement, their Obligations under this Agreement are joint and several.

29.   CREDIT INFORMATION

      Customer authorizes SYSTRAN or any of its affiliates to obtain credit bureau reports, and make other credit inquiries that it determines are necessary. On Customer's written request, SYSTRAN will inform Customer whether SYSTRAN has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report. Customer acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update its information so long as Customer obligations to SYSTRAN are outstanding.

                         (Signatures on page following)


PAGE 5 - RECEIVABLES PURCHASE AGREEMENT

SYSTRAN FINANCIAL SERVICES CORPORATION

By:      /s/ Kristina Kinyon
   -----------------------------------
Title:   Vice President
      --------------------------------
Date:    June 23, 2006
     ---------------------------------
Address: 4949 SW Meadows Drive
         Suite 500
         Lake Oswego, Oregon 97035

GALAXY NUTRITIONAL FOODS, INC.
                                           WITNESS:
By:      /s/ Salvatore J. Furnari          By:
   -----------------------------------        ----------------------------------
Print Name:  Salvatore J. Furnari          Print Name:
           ---------------------------                --------------------------
Title:   Chief Financial Officer           Address:
      --------------------------------             -----------------------------
Date:    June 23, 2006
     ---------------------------------             -----------------------------
                                           Phone:
                                                 -------------------------------

Address: 2441 Viscount Row
         Orlando, FL  32809


PAGE 6 - RECEIVABLES PURCHASE AGREEMENT

                                   EXHIBIT "A"
              TO RECEIVABLES PURCHASE AGREEMENT DATED June 23, 2006

The terms used in this Exhibit A have the same  definitions as those used in the
Receivables  Purchase  Agreement.  In  case  of  conflict  of  definition,   the
definitions in this Exhibit "A" shall prevail.

All fees referred to below shall collectively be referred to as "Service Fees."

Customer will pay a fee at an annual rate equal to Prime Rate (defined below) plus 1.5% per annum of all funds employed to purchase Bills (the "Prime Plus Fee"). The Prime Plus Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each month, provided however the Prime Plus Fee for any month shall not be less than $7,500.00 ("Minimum Prime Plus Fee"). Funds employed shall be calculated by SYSTRAN on a daily basis based upon bills unpaid and outstanding, less the Deposit. A change in the Prime Plus Fee due to a Prime Rate change will be effective upon the date of the change, which will be indicated on the settlement statement. "Prime Rate" means the prime commercial rate of interest per annum as determined from time to time by Wells Fargo Bank, N.A., or any other money center bank that Systran selects, at the bank's main office and designated as the bank's "Prime Rate," from time to time in effect.

For all purposes and computations under this Agreement, Clearance Days will be based on Prime and added to the date on which any payment is received by SYSTRAN.

Customer shall pay a closing fee (the "Closing Fee") in the amount of $35,000.00, to be deducted from funds due Customer on the first day of funding to Customer by SYSTRAN.

A managed account shall also be created for all Bills that SYSTRAN does not purchase and all Bills which Customer does not factor (the "Managed Account"). The Deposit on the Managed Account is 100%, provided that SYSTRAN shall promptly remit Managed Account collections to Customer pursuant to Sections 2.2 and
Article 4 of the Receivables Purchase Agreement.

The above Service Fees may be deducted from Customer's funding pursuant to the Receivables Purchase Agreement or SYSTRAN may bill Customer.

SYSTRAN FINANCIAL SERVICES CORPORATION


By:      /s/ Kristina Kinyon
   -------------------------------------
Title:   Vice President
      ----------------------------------
Dated:   June 23, 2006
      ----------------------------------


Galaxy Nutritional Foods, Inc.


By:      /s/ Salvatore J. Furnari
   -------------------------------------
Title:   Salvatore J. Furnari
      ----------------------------------
Date:    June 23, 2006
     -----------------------------------


PAGE 7 - RECEIVABLES PURCHASE AGREEMENT

                                    ADDENDUM
              TO RECEIVABLES PURCHASE AGREEMENT DATED June 23, 2006

This Addendum modifies the Receivables  Purchase  Agreement dated June 23, 2006,
between  SYSTRAN   Financial   Services   Corporation   ("SYSTRAN")  and  Galaxy
Nutritional Foods, Inc. ("Customer") (The "Agreement").

Section 2, entitled, "Purchase of Bills", paragraph 2.1 and 2.4 of the Agreement shall be modified as follows:

      SYSTRAN will purchase Customer's Bills in accordance with Section 2.1 of the Receivables Purchase Agreement ("Agreement"), however, pursuant to the special request of Customer, so long as an event of default has not occurred pursuant to Section 19 and Customer is otherwise fulfilling all of its obligations under the Agreement, SYSTRAN will suspend its normal practice, as set forth in Section 2.4 of the Agreement, of giving notice of assignment to the Debtor(s) and to forego the practice of placing of a legend on the Bill(s) stating that the Bill(s) has been sold and assigned to SYSTRAN and is payable to SYSTRAN. Should Customer default in any of the terms and conditions of the Agreement, it is specifically understood that SYSTRAN shall be entitled to, in its sole discretion and without giving prior notice to Customer, take whatever action it deems necessary to notify the Debtors that SYSTRAN has purchased Customer's Bill(s) and to reinstate any and all notification provisions set forth in Section 2.4 of the Agreement, and Customer shall have no right to collect directly from the Debtors. All other terms and conditions of Section 2.4 not expressly mentioned above shall remain in full force and effect and are not intended to be modified or altered by this Addendum.

      This Addendum will also modify Section 2.1 of the Agreement to allow the Customer, so long as it is not in default of any term or condition of the Agreement, to send the original Bill directly to the Debtor and to submit a copy to SYSTRAN, whether in the form of a photocopy, a facsimile copy or a scanned copy via Electronic Data Interchange. All original Bills and all copies created by Customer must specify the lock box address below (or other address that SYSTRAN may require) as the exclusive remittance address for any payment by an Debtor.

                         Galaxy Nutritional Foods, Inc.
                                 P.O. Box 863651
                             Orlando, FL 33886-3651

Customer and SYSTRAN agree to modify Section 12 "Financial Information" of the Agreement to include the following:

      Customer shall deliver to SYSTRAN within 120 days following the end of each of its fiscal years, management prepared financial statements certified as having been prepared in accordance with generally accepted accounting principles ("GAAP") and as presenting fairly the financial condition of Customer for the fiscal year then ended. Customer shall deliver to SYSTRAN such financial information as SYSTRAN shall request, including, (a) within 30 days after the end of each month, reasonably detailed monthly and fiscal year-to-date financial statements prepared in accordance with past practices that are consistently applied, certified by the chief financial officer or chief executive officer of Customer as presenting fairly the financial condition of Customer, (b) by the 15th day of each month end accounts receivable and accounts payable agings, in a format satisfactory to SYSTRAN and any other reports reasonably requested by SYSTRAN. Customer hereby irrevocably authorizes all accountants and third parties to disclose and deliver to SYSTRAN at Customer's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Customer, and (c) with each purchase request, but at least weekly, a report that details all Debtor chargebacks, offsets or other adjustments to Debtor Bills that have occurred and not been otherwise reported since the purchase date of such Bills, including but not limited to promotional discount adjustments. Customer shall not change its fiscal year for accounting or tax purposes from a period consisting of the twelve (12) month period ending on March 31 of each calendar year, and shall not make any change in accounting treatment and reporting practices or tax reporting treatment except as required by GAAP or law and disclosed in writing to SYSTRAN at the address set forth herein.

The remainder of Section 12 shall remain as originally written.


PAGE 8 - RECEIVABLES PURCHASE AGREEMENT

Customer and SYSTRAN agree to amend Paragraph 18.1 of the Agreement by adding the following language:

      Customer may request that SYSTRAN perform the necessary due diligence in order to consider the Customer as a candidate for conversion to an Asset Based Loan ("ABL"). Any costs or expenses that SYSTRAN incurs in connection with any conversion request are included in the Customer Obligations. In the event SYSTRAN approves a conversion request in its sole discretion, the Early Termination Premium (defined below) will be waived upon funding the ABL.

The remainder of Section 18 shall remain as originally written.

Customer and SYSTRAN agree to modify Section 20, "Expenses," by adding a new Paragraph 20.6 to the Agreement as follows:

t 6 6 One or more employees or agents of SYSTRAN may perform field examinations of the books, records and other assets of Customer. Absent an event of default, SYSTRAN shall provide Customer with at least 5 days prior notice of such field examinations and such field examinations shall be conducted during normal business hours and in a manner that does not unreasonably interfere with Customer's business. SYSTRAN shall perform such field examinations each quarter (4 times each year), unless Customer shall default under the terms of the Agreement. After a default, no limit shall apply to the number of field examinations that SYSTRAN may perform. Customer shall pay to SYSTRAN a field examination fee (the "Field Examination Fee") in an amount equal to $850 for each day spent by each such employee or agent in performing and/or summarizing the results of such examination (including all necessary travel time) plus all reasonable "out of pocket" expenses. Each Field Examination Fee shall be payable by Customer to SYSTRAN, in whole or in part, as appropriate, on the date(s) on which such field examination was performed.

The remainder of Section 20 shall remain as originally written.

      The parties Acknowledge and Agree to the terms of this Addendum and incorporate the terms of this Addendum into the Agreement. All defined terms appearing in the Agreement shall have the same meaning when used in this Addendum.

SYSTRAN FINANCIAL SERVICES CORPORATION


By:      /s/ Kristina Kinyon
   -------------------------------------
Title:   Vice President
      ----------------------------------
Dated:   June 23, 2006
      ----------------------------------


Galaxy Nutritional Foods, Inc.


By:      /s/ Salvatore J. Furnari
   -------------------------------------
Title:   Salvatore J. Furnari
      ----------------------------------
Date:    June 23, 2006
     -----------------------------------


PAGE 9 - RECEIVABLES PURCHASE AGREEMENT